UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K/A
                             Amendment No. 2

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2010


                  China Stationery and Office Supply, Inc.
          (Exact name of registrant as specified in its charter)


           DELAWARE                  0-49819            33-0931599
(State or other jurisdiction of  (Commission File     (IRS Employer
incorporation or organization         Number)       Identification No.)

           708 Third Avenue
           New York City, NY                            10017
    (Address of principal executive offices)         (Zip Code)

Registrant's Telephone number, including area code:  (212) 508-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           Explanatory Note

This amendment 2 to Form 8-K is being filed solely to include the auditor's signature on the audit opinion which was inadvertently left off during the edgarizing process.

Item 9.01   Financial Statements and Exhibits.

Financial Statements
(a) Financial statements of business acquired




                GLOBAL ARENA HOLDING SUBSIDIARY CORP.

                 CONSOLIDATED FINANCIAL STATEMENTS

      FOR THE YEAR ENDED DECEMBER 31, 2010 AND FOR THE PERIOD
      FEBRUARY 24, 2009 (DATE OF INCEPTION) TO DECEMBER 31, 2009

              GLOBAL ARENA HOLDING SUBSIDIARY CORP.

                            CONTENTS
              -------------------------------------


                                                                  Page
                                                                  ----
Report of Independent Registered Public Accounting Firm             4


Consolidated Financial Statements

  Consolidated Balance Sheets                                       5
  Consolidated Statements of Operations                             6
  Consolidated Statements of Changes in Stockholders' Equity        7
  Consolidated Statements of Cash Flows                             8


Notes to Consolidated Financial Statements                       10-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Global Arena Holding Subsidiary Corp.

We have audited the accompanying consolidated balance sheets of Global Arena Holding Subsidiary Corp. and Subsidiaries (the "Company") as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Arena Holding Subsidiary Corp. and Subsidiaries as of December 31, 2010 and 2009 and the results of its operations and cash flows for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company incurred a loss from operations of approximately $882,000 for the year ended December 31, 2010 and approximately $631,000 for the period February 24, 2009 (date of inception) to December 31, 2009, respectively. The cash used in operations was approximately $811,000 and $595,000 for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, respectively. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Marcum LLP

New York, New York
April 4, 2011

                  GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                       CONSOLIDATED BALANCE SHEETS

                       DECEMBER 31, 2010 AND 2009

                                              2010               2009
                                              ----               ----
Assets
  Cash                                   $   22,401          $    2,696
  Cash - restricted                         325,872                   -
  Due from clearing broker                    5,818                 185
  Investment in GACC                        480,000             430,000
  Other receivable - related party           62,611             312,718
  Advances to registered representatives
    and employees                            23,500              23,628
  Fixed assets, net of accumulated
    depreciation                              1,074               1,659
  Prepaid expenses and other current assets   2,123               1,135
  Intangible asset, customer list, net      140,145             194,396
                                         ----------          ----------
Total Assets                             $1,063,544          $  966,417
                                         ==========          ==========
Liabilities and Stockholders' Equity

Liabilities
  Accounts payable and accrued expenses  $   61,211          $   30,622
  Commissions payable                             -               7,648
  Payable to affiliates                           -               3,700
  Derivative liability                      343,000                   -
                                         ----------          ----------
Total Liabilities                        $  404,211          $   41,970
                                         ----------          ----------
Commitments and Contingencies

Stockholders' Equity
  Common stock, par value
  $0.0001 per share; 15,000,000
  shares authorized; 12,000,000 and
  9,938,000 shares issued and
  outstanding, respectively                   1,200                 994
Additional paid-in capital                2,170,800           1,554,006
Accumulated deficit                      (1,400,560)           (596,960)
                                         ----------          ----------
Stockholders' equity attributable to
 Global Arena Holding Subsidiary Corp.      771,440             958,040
Non-controlling interest                   (112,107)            (33,593)
                                         ----------          ----------
Total Stockholders' Equity                  659,333             924,447
                                         ----------          ----------
Total Liabilities and Stockholders'
  Equity                                 $1,063,544          $  966,417
                                         ==========          ==========

               The accompanying notes are an integral part of these consolidated financial statements.

                 GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
        FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION) TO
                          DECEMBER 31, 2009

                                            2010               2009
                                            ----               ----
Revenues
  Investment advisory fees              $  836,146          $  476,128
  Commissions and other                     16,814                 472
                                        ----------          ----------
Total Revenues                          $  852,960          $  476,600

Operating Expenses
  Commissions                              641,239             403,295
  Salaries and benefits                    567,075             289,230
  Occupancy                                141,610              96,896
  Business development                     155,902             105,345
  Professional fees                        127,029             157,416
  Clearing and operations                   36,806              21,223
  Communication and data                    11,940               9,200
  Regulatory fees                           13,838               6,627
  Office and other expense                  39,635              17,921
                                        ----------          ----------
Total Operating Expenses                 1,735,074           1,107,153
                                        ----------          ----------
Net Loss                                  (882,114)           (630,553)
Net loss attributable to
 non-controlling interest                  (78,514)            (33,593)
Net loss attributable to
 stockholders of Global Arena
 Holding Subsidiary Corp.              $ (803,600)          $ (596,960)
                                       ==========           ==========





               The accompanying notes are an integral
           part of these consolidated financial statements.

                  GLOBAL ARENA HOLDING SUBSIDIARY CORP.
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION) TO DECEMBER 31, 2009

                            Common Stock      Additional      Accumulated   Non-controlling
                           Shares   Amount  Paid-in Capital     Deficit          Interest        Total
                           ------   ------  ---------------   -----------    --------------      -----
Balance - February 24,
 2009 (Date of Inception)     --  $   --     $       --     $        --         $      --       $       --
 Issuance of shares to
    Founders           8,072,000     807           (807)             --                --               --
 Issuance of common
   stock and warrants
   for cash            1,866,000     187      1,554,813              --                --        1,555,000

Net loss                      --      --             --        (596,960)          (33,593)        (630,553)
                      ----------  ------     ----------     -----------         ---------       ----------
Balance -
 December 31, 2009     9,938,000     994      1,554,006        (596,960)          (33,593)         924,447
  Repurchase and
   cancellation of
   common stock from
   from investors       (306,000)    (31)      (254,969)             --                --         (255,000)
  Issuance of common
   stock and warrants
   for cash              618,000      62        514,938              --                --          515,000
  Issuance of common
   stock and warrants
   for cash            1,750,000     175        699,825              --                --          700,000
  Reclassification of
   warrants to derivative
   liability                  --      --       (343,000)             --                --         (343,000)
  Net loss                    --      --             --        (803,600)          (78,514)        (882,114)
                      ----------  ------     ----------     -----------          --------       ----------

Balance -
 December 31, 2010    12,000,000  $1,200     $2,170,800     $(1,400,560)        $(112,107)      $  659,333
                      ==========  ======     ==========     ===========         =========       ==========







               The accompanying notes are an integral
           part of these consolidated financial statements.

                  GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
        FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION) TO
                             DECEMBER 31, 2009

                                             2010               2009
                                             ----               ----
Cash Flows from Operating Activities
  Net loss                               $ (882,114)       $ (630,553)
   Adjustments to reconcile
    net loss to net cash
    used in operating activities:
     Depreciation and amortization           54,836            22,702
   Changes in operating assets and
    liabilities:
     Due from clearing broker                (5,633)             (185)
     Advances to registered representatives
       and employees                            128           (23,628)
     Prepaid expenses                          (988)           (1,135)
     Accounts payable and accrued expenses   30,589            30,622
     Commissions payable                     (7,648)            7,648
                                         ----------        ----------
  Total Adjustments                          71,284            36,024
                                         ----------        ----------
Net Cash Used in Operating Activities      (810,830)         (594,529)
                                         ----------        ----------

Cash Flows from Investing Activities
  Investment in affiliate                   (50,000)         (430,000)
  Escrow deposit - restricted cash         (325,872)               --
  Purchase of customer list                      --          (217,000)
  Purchase of property and equipment             --            (1,757)
                                         ----------        ----------
Net Cash Used in Investing Activities      (375,872)         (648,757)
                                         ----------        ----------
Cash Flows from Financing Activities
  Proceeds from the issuance
   of common stock                        1,215,000         1,555,000
  Repurchase of common stock from
   Investors                               (255,000)               --
  Advances from (to) affiliate              250,107          (312,718)
  Advances (to) from GACC                    (3,700)            3,700
                                         ----------        ----------
Net Cash Provided by Financing
 Activities                              $1,206,407        $1,245,982
                                         ----------        ----------
Net Increase in Cash and Cash
 Equivalents                             $   19,705        $    2,696

Cash - Beginning                              2,696                --
                                         ----------        ----------
Cash - Ending                            $   22,401        $    2,696
                                         ==========        ==========

Supplemental Disclosures of Cash Flow
 Information

  Interest paid                          $        3        $       17
  Income taxes paid                      $        0        $        0







               The accompanying notes are an integral
           part of these consolidated financial statements.

                GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                 CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
          FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 1 - Nature of Business

Global Arena Holding Subsidiary Corp. (the "Company"), was formed in February 2009, in the state of Delaware. The Company is a financial services firm that services the financial community through its subsidiaries as follows:

Global Arena Investment Management LLC ("GAIM") provides investment advisory services to its clients. GAIM is registered with the Securities and Exchange Commission (the "SEC") as an investment advisor and clears all of its business through Fidelity Advisors ("Fidelity"), its correspondent broker. Global Arena Commodities Corp. ("GACOM") provides commodities brokerage services in return for commissions. Global Arena Trading Advisors, LLC ("GATA") provides futures advisory services in return for fees. GATA is registered with the National Futures Association (NFA) as a commodities trading advisor. Lillybell Entertainment, LLC ("Lillybell") provides finance services to the entertainment industry.


Note 2 - Reverse Merger Transaction

On January 19, 2011, China Stationery and Office Supply, Inc.
("China Stationery") entered into an Agreement and Plan of Merger with the Company. Upon the terms and subject to the conditions of the Merger Agreement, at the effective date of the Merger, the Company will merge with and into China Stationery, with China Stationery continuing as the surviving corporation.

At the effective date of the Merger, each share of the Company's common stock, will be cancelled and converted automatically into the right to receive 1.5 common shares of China Stationery for an aggregate of 18,000,000 common shares of China Stationery and will be recorded as a recapitalization of China Stationery.

The Merger is being effected pursuant to an Agreement and Plan of Reorganization and the related Agreement and Plan of Merger dated as of January 19, 2011, among China Stationery and Global Arena. The approval of China Stationery's board of directors and the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote are required to approve and adopt the Merger Agreement. China Stationery's sole director approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at a meeting of the board of directors on January 19, 2011. The Merger Agreement was executed and delivered by the parties on January 19, 2011.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 2 - Reverse Merger Transaction (Continued)

On January 19, 2011, immediately following the execution and delivery of the Merger Agreement, and as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, certain shareholders, who held, as of the date of the Merger Agreement, a majority of the issued and outstanding common shares entitled to vote on the adoption of the Merger Agreement, executed and delivered to the Company a written consent approving the transactions contemplated thereby, including the Merger. As a result of the certain shareholder's written consent, no further action by any other China Stationery stockholder is required in connection with the adoption of the Merger Agreement.

The Company and China Stationery are obligated to complete the Merger under the terms of the Merger Agreement subject to the conditions set forth therein, all of which we expect to be satisfied by April 4, 2011; however, there is no assurance that the Merger will close at that time, or at all.

Note 3 - Liquidity, Capital Resources and Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The Company has incurred losses of approximately $882,000 and $631,000 during the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, respectively. These conditions raise substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

For the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, the Company sold common stock and warrants for net proceeds of $1,215,000 and $1,555,000, respectively.

Management believes that it will be successful in obtaining additional financing, from which the proceeds will be primarily used to execute its operating plan. The Company plans to use its available cash to continue the development and execution of its business plan and expand its client base and services.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 3 - Liquidity and Capital Resources (Continued)

However, the Company can give no assurance that such financing will be available on terms advantageous to the Company, or at all. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all of its operational activities. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


Note 4 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements of the Company include accounts of the Company and its wholly-owned subsidiary and majority owned subsidiaries. Intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company earns revenues through various services it provides to its clients. Advisory fees are on a contractual basis with the fee stipulated in the contract and are recognized based on the terms of the contract during the period service is provided.

Customer security transactions and the related commission income and expense are recorded as of the trade date. The Company generally acts as an agent in executing customer orders to buy or sell listed and over-the-counter securities in which it does not make a market, and charges commissions based on the services the Company provides to its customers.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2010, in contemplation of the private placement offerings (see Note 11) the Company had a cash escrow balance of approximately $326,000. Accordingly, this amount has been included as restricted cash.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets, which are approximately five years. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments that extend the useful life of the asset are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including intangible assets other than goodwill, for impairment whenever changes in circumstances indicate that the carrying value of the asset may not be recoverable. In connection with this review, the Company also reevaluates the periods of depreciation and amortization for these assets. The Company assesses recoverability by determining whether the net book value of the related asset will be recovered through the projected undiscounted future cash flows of the asset. If the Company determined that the carrying value of the asset may not be recoverable, it measures any impairment based on the projected future discounted cash flows as compared to the asset's carrying value. For the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, the Company has not recorded any impairment charges on its long-lived assets.


Derivative Financial Instruments

In connection with the issuance of certain warrants that include price protection reset provisions. The Company determined that the exercise price reset provision feature is an embedded derivative instrument pursuant to ASC 815 "Derivatives and Hedging."

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)
Derivative Financial Instruments (Continued)


The accounting treatment of derivative financial instruments requires that the Company record the related warrants at their fair values as of the inception date of the financial instrument and at fair value as of each subsequent balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

Advances to Employees

The Company may advance funds or pay expenses on behalf of its employees or other persons. The Company generally establishes an allowance for uncollectible amounts to reflect the amount of loss that can be reasonably estimated by management and is included as part of operating expenses in the accompanying statement of operations. The determination of the amount of uncollectible accounts is based on the amount of credit extended and the length of time each receivable has been outstanding, as it relates to each individual employee or person. As of December 31, 2010 and December 31, 2009, the Company has not established a reserve for any potential non-collection.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs, which are included in business development expenses, were deemed to be de minimus for the year ended December 31, 2010 and for the period
February 24, 2009 (date of inception) to December 31, 2009.

Income Taxes

The Company accounts for income taxes under the provisions of Accounting Standards Codification ("ASC") 740 - Income Taxes. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

                 GLOBAL ARENA HOLDING SUBSIDIARY CORP.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board ("FASB") Accounting Standards Update 2010-10 (ASU 2010-10), "Consolidation (Topic 810): Amendments for Certain Investment Funds." The amendments in this Update are effective as of the beginning of a reporting entity's first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The adoption of provisions of ASU 2010-10 did not have a material effect on the Company's financial position, results of operations or cash flows.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting. This ASU will be effective for the first fiscal quarter beginning after June 15, 2010, with early adoption permitted. The adoption of this ASU did not have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standard Update No. 2010-12. "Income Taxes" (Topic 740). In April 2010, the FASB issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740):
Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.
  After consultation with the FASB, the SEC stated that it "would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act". The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

ASU No. 2010-13 was issued in April 2010 and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades. This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)

adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-18 "Receivables (Topic 310) - Effect of a Loan Modification When the Loan is Part of a Pool that is Accounted for as a Single Asset - a consensus of the FASB Emerging Issues Task Force." ASU 2010-18 provides guidance on account for acquired loans that have evidence of credit deterioration upon acquisition. It allows acquired assets with common risk characteristics to be accounted for in the aggregate as a pool. ASU 2010-18 is effective for modifications of loans accounted for within pools under Subtopic 310-30 in the first interim or annual reporting period ending on or after July 15, 2010. The adoption of ASU 2010-18 did not have an impact on its financial condition, results of operations, or disclosures.

In May 2010, the FASB issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues:
Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The
Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

Other recent accounting pronouncements issued by the FASB and the SEC did not have, or are not believed by management to have, a material impact on the Company's present or future consolidated financial statements.


Note 5 - Non-Controlling Interest

The Company has operating assets through two operating subsidiaries. The Company has a 67% equity interest in Lillybell and a 95% equity interest in GAIM. As of December 31, 2010 and 2009 the third party non-controlling interest was ($112,107) and ($33,593), respectively.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 6 - Fair Value

ASC 820 "Fair Value Measurements and Disclosures" defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Standard clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date and emphasizes that fair value is a market-based measurement and not an entity-specific measurement.

ASC 820 establishes the following hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value:

Level 1 - Inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 - Inputs use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company's assessment of the significance of particular inputs to these fair measurements requires judgment and considers factors specific to each asset or liability.

Liabilities measured at fair value as of December 31, 2010 are as follows:

                                                            Balance
                                                          December 31,
                         Level 1    Level 2    Level 3        2010
                        ---------  ---------  ---------     ---------
Warrants                $       -  $       -  $ 343,000     $ 343,000

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 6 - Fair Value (Continued)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Our Level 3 liability consisted of warrants with dilutive price reset provisions issued to investors (See Note 11).

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs during the year ended December 31, 2010:

                                                          Warrant
                                                          --------
Balance - January 1, 2010                                 $      -
                                                          --------
Total unrealized losses included in:
  Income and expenses                                            -
  Stockholders' equity                                     343,000
  Transfers in and out of Level 3                                -
                                                          --------
Balance - December 31, 2010                               $343,000
                                                          ==========


Note 7 - Investment in Global Arena Capital Corp.

As of December 31, 2010 and December 31, 2009, the investment in
Global Arena Capital Corp. ("GACC") was $480,000 and $430,000, respectively. GACC is a broker dealer registered with the SEC. As of December 31, 2010 and 2009 the Company owned a 4.8% and a 4.3% interest in GACC, respectively. The investment made in GACC is accounted for under the cost method of accounting because the Company does not hold a significant interest in this entity.

Note 8 - Due from Clearing Organizations

As of December 31, 2010 and December 31, 2009, amounts due from the clearing organizations consisted primarily of cash deposits. For the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009, the Company incurred charges of $13,011 and $333, respectively, for execution and clearing services rendered by the clearing brokers.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 9 - Customer List

On July 27, 2009, the Company entered into an agreement to acquire a customer list from an unaffiliated entity, under which the Company paid $217,000 for the acquisition. The Company has capitalized such $217,000 and determined the estimated useful life of the customer list to be approximately four years. Amortization expense for the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009 was approximately $54,000 and $23,000, respectively.


Note 10 - Income Taxes

As of December 31, 2010 and 2009, the Company had approximately $1,440,000 and $609,000, respectively, of federal net operating loss carryforwards available to offset future taxable income. These net operating losses which, if not utilized, begin expiring in 2029. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company's net operating loss carryforward may be subject to an annual limitation in the event of a change of control. The Company performed a preliminary evaluation as to whether a change of control has taken place and concluded that no change of control has occurred to date.

Deferred income taxes reflect the net tax effects of operating loss and or tax credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Due to the Company's historical lack of taxable profits, management has not provided for any deferred tax asset. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. ASC 740 - "Income Taxes" requires that a valuation allowance be established when it is "more likely than not" that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including a company's performance, the market environment in which the company operates the length of carryback and carryforward periods, and expectations of future profits, etc. The Company believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance for the full amount as of December 31, 2010 and December 31, 2009. For the year ended December

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, the deferred tax asset valuation allowance increased by approximately $348,000 and $247,000, respectively.

As of December 31, 2010 and 2009 the deferred tax asset consisted of the following:

                                                 December 31,
                                            2010             2009
                                            ----             ----
Deferred Tax Asset
 Net operating loss                       576,000           244,000
 Amortization of customer list             19,000             3,000
                                         --------          --------
 Total deferred tax asset                 595,000           247,000
 Valuation allowance                     (595,000)         (247,000)
                                         --------          --------
Net deferred tax asset                          -                 -
                                         ========          ========

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits." A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

Interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as "Interest expense, net" in the statements of operation. Penalties would be recognized as a component of "General and administrative expenses."

No Interest or penalties were recorded during the years ended December 31, 2010 and December 31, 2009 respectively. As of December 31, 2010 and December 31, 2009 no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

The Company files tax returns in U.S. Federal and various state jurisdictions and are subject to audit by tax authorities beginning with the year ended December 31, 2007.

The income tax provision (benefit) consists of the following:

                                                      For the Period
                                   For the year      February 24, 2009
                                      ended      (Date of Inception) to
                                December 31, 2010   December 31, 2009
                                -----------------   -----------------
Federal
 Current                                    -                  -
 Deferred                            (296,000)          (210,000)
State and Local
 Current                                    -                  -
 Deferred                             (52,000)           (37,000)
Change in valuation allowance         348,000            247,000
                                      -------            -------
Income tax provision (benefit)              -                  -
                                      =======            =======


The reconciliation between the statutory federal income tax rate (34%) and the Company's effective rate for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009 is as follows:

                                                      For the Period
                                   For the year      February 24, 2009
                                      ended      (Date of Inception) to
                                December 31, 2010   December 31, 2009
                                -----------------   -----------------

Federal statutory rate                      (34)%               (34)%
State tax rate, net of federal benefit       (6)%                (6)%
Other permanent differences                   1 %                 1 %
Valuation Allowance                          39 %                39 %
                                          -------             -------
Effective Rate                                --%                 --%
                                          =======             =======

Note 11 - Stockholders' Equity

On February 24, 2009 (date of inception) the Board of Directors of the Company authorized the issuance of 8,072,000 shares of common stock to the founders of the Company. No charge has been recorded with the issuance of these shares.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 11 - Stockholders' Equity (Continued)

During the period February 24, 2009 (date of inception) to December 31, 2009, the Company entered into a private placement offering for $2,000,000 (40 units). Each unit consists of 60,000 shares of common stock and warrants to purchase 30,000 shares of common stock. The warrants are exercisable in whole or in part during the three-year period following issuance at an exercise price of $1.00 per share. The shares of common stock into which the warrants are exercisable will have the same registration rights as all other shares of common stock sold in this offering. Under the terms of the agreement the Company may sell up to an additional 20 units to cover investor over-subscriptions, if any.

The purchase price for each unit is $50,000, although subscriptions for lesser amounts may be accepted at the discretion of the Company's management. For the period February 24, 2009 (date of inception) to December 31, 2009, the Company sold approximately 31.1 units consisting of 1,866,000 shares of common stock with 933,000 warrants for net proceeds of $1,555,000.

For the year ended December 31, 2010, under the private placement described above, the Company sold 5.2 net units consisting of 618,000 shares of common stock with 309,000 warrants for net proceeds of $515,000.

The Company also entered into a separate subscription agreement during the year ended December 31, 2010 to sell 1,750,000 shares of common stock and warrants to purchase 1,487,500 shares of common stock for net proceeds of $700,000; 743,750 warrants are exercisable in whole or in part during the three-year period following issuance at an exercise price of $0.46 per share and the remaining 743,750 warrants are exercisable at $0.52 per share.

The warrants had a dilutive provision whereby in the event the Company sells shares of common stock for consideration less than the stated exercise price then the warrant price will be adjusted accordingly to the terms of the agreement. The Company determined that the reset provision is a derivative liability and under ASC 815 the Company was required to reclassify the warrant as a derivative liability and mark to market through earnings at the end of each reporting period (See
Note 6).

The Company calculated the fair value of the warrants of $343,000 using the Binomial Lattice Model.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 11 - Stockholders' Equity (Continued)

The Company used the following assumptions:

Risk-Free Interest Rate:	0.73% to 1.03%

Expected Term:			3 years

Expected Volatility:		100%

Expected Dividends:		0%

During the year ended December 31, 2010, the Company repurchased from investors 306,000 shares of the Company's common stock and 153,000 warrants for net proceeds of $255,000. Accordingly, the Company cancelled the 306,000 shares of common stock and 153,000 warrants associated with these shares.

Note 12 - Warrants

The following tables summarize information about warrants outstanding as of December 31, 2010 and December 31, 2009:

                                       Weighted
                                       Average   Weighted
                                       Exercise   Average   Intrinsic
                               Shares   Price   Exercisable   Value
                             ---------  -----    ---------  ----------
Outstanding at
  February 24, 2009                  -      -            -    $      -
(Date of Inception)

Granted                        933,000  $1.00      933,000           -
Exercised                            -      -            -           -
Expired                              -      -            -           -
                             ---------  -----    ---------    --------
Outstanding at
  December 31, 2009            933,000  $1.00      933,000    $      -

Granted                      1,796,500  $0.64    1,796,500           -
Exercised                            -      -            -           -
Expired                              -      -            -           -
Cancelled                     (153,000) (1.00)    (153,000)          -
                             ---------  -----    ---------    --------

Outstanding at
  December 31, 2010          2,576,500  $0.80    2,576,500    $      -
                             ---------  -----    ---------    --------

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 12 - Warrants (Continued)

                   Average
                    Number    Contractual     Exercise  Warrants
Exercise Price   Outstanding     Life          Price   Exercisable
                 -----------     ----          -----   -----------
$0.46              743,750       2.88          $0.46      743,750
$0.52              743,750       2.88          $0.52      743,750
$1.00            1,089,000       1.61          $1.00    1,089,000
                 ---------                              ---------
Total            2,576,500                              2,576,500
                 ==========                             =========

Note 13 - Related Parties

The Company has an expense sharing agreement with GACC whereby GACC pays certain general and administrative expenses on behalf of the Company and its operating subsidiaries. During the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009, the Company reimbursed GACC approximately $443,000 and $243,000, respectively.

The Company has a month-to-month agreement with Broadsword, an affiliated company, whereby Broadsword provides office space to the Company. During the year ended December 31, 2010 and the period
February 24, 2009 (Date of Inception) to December 31, 2009, the Company was charged approximately $126,000 and $83,000, respectively, for office space.

Note 14 - Commitments and Contingencies

Litigation

The Company may be involved in legal proceedings in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. The Company currently is not involved in any legal proceedings.

Operating Lease

The Company has a month to month lease for office space. Rent expense for the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009, was approximately $126,000 and $83,000, respectively.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009


Note 14 - Commitments and Contingencies (Continued)

Indemnification

The Company is engaged in providing a broad range of investment services to a diverse group of retail and institutional clientele. Counterparties to the Company's business activities include broker-dealers and clearing organizations, banks and other financial institutions. The Company uses clearing brokers to process transactions and maintain customer accounts on a fee basis, and the Company permits the clearing firms to extend credit to its clientele secured by cash and securities in the client's account. The Company's exposure to credit risk associated with the non-performance by its customers and counterparties in fulfilling their contractual obligations can be directly impacted by volatile or illiquid trading markets, which may impair the ability of customers and counterparties to satisfy their obligations to the Company. The Company has agreed to indemnify the clearing brokers on a limited basis for losses it incurs while extending credit to the Company's clients.

It is the Company's policy to review, as necessary, the credit standing of its customers and each counterparty. Amounts due from customers that are considered uncollectible by the clearing broker are charged back to the Company by the clearing broker when such amounts become determinable. Upon notification of a charge back, such amounts, in total or in part, are then either (i) collected from the customers,
(ii) charged to the broker initiating the transaction, and/or (iii) charged as an expense in the accompanying statement of operations, based on the particular facts and circumstances.

The maximum potential amount for future payments that the Company could be required to pay under this indemnification cannot be estimated. However, the Company believes that it is unlikely it will have to make any material payments under these arrangements and has not recorded any contingent liability in the consolidated financial statements for this indemnification.

Credit risk

The Company maintains checking accounts in a financial institution. Accounts at its bank are insured by the Federal Deposit Insurance Corporation ("FDIC"). At times, cash and cash equivalents may be uninsured or in deposit accounts that exceed the FDIC insurance limit.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 15 - Revenue Concentrations

The Company considers significant revenue concentrations to be clients or brokers who account for 10% or more of the total revenues generated by the Company during the period. The Company had 3 brokers who accounted for 81% of total revenues, which included revenues from a single customer that accounted for 14% of total revenues, during the fiscal year ended December 31, 2010. During the period February 24, 2010 (date of inception) to December 31, 2009, the Company had 2 brokers who accounted for 78% of total revenues, which included revenues from one customer that accounted for 19% of total revenues and from another customer accounting for 11% of total revenues.


Note 16 - Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through April 4, 2011, the date the financial statements are available to be issued, require potential adjustment to or disclosure in the consolidated financial statements.

           CHINA STATIONERY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES
                   GLOBAL ARENA HOLDING SUBSIDIARY CORP.
      INTRODUCTION TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the proposed merger between China Stationery and Office Supply, Inc. and Global Arena Holding Subsidiary Corp., entered into under the Agreement and Plan of Reorganization on January 19, 2011. Shareholders of Global Arena shall receive 1.5 common shares of the registrant for every common share of Global Arena for an aggregate of eighteen million (18,000,000) common shares.
Additionally, the name of China Stationery shall be changed to Global Arena Holding Corp. Prior to the closing of the merger, China Stationery shall effectuate a 1 for 20 reverse stock split of its common shares. As a result, after the reverse stock split, China Stationery shall have a total of 409,524 common shares issued and outstanding.

The unaudited pro forma combined balance sheet combines the balance sheets of China Stationery and Global Arena as if the recapitalization has occurred on December 31, 2010. The pro forma combined statement of operations for the year ended December 31, 2010 combines the historical statements of operations of China Stationery and Global Arena for the year ended December 31, 2010 and gives pro forma effect to the recapitalization as if it were completed on January 1, 2010. References are made to the notes to the pro forma statements and a detailed explanation of these combinations.

The pro forma balance sheet and statements of operations should be read in conjunction with the separate historical consolidated financial statements of China Stationery for the year ended December 31, 2010 and the historical financial statements of Global Arena for the year ended December 31, 2010.

These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

      China Stationery and Office Supply, Inc. and Subsidiaries
                and Global Arena Holding Subsidiary Corp.
               Pro Forma Condensed Combined Balance Sheets
                        As of December 31, 2010

                                                Global Arena
                                      China Stationery       Holding        Pro Forma Adjustments
                               Note  Office Supply, Inc.   Subsidiary       ---------------------
                               Ref.  and Subsidiaries(a)     Corp.(b)       Debit        Credit  Combined(a)(b)
                               ----  -------------------   -----------      -----        ------    --------
ASSETS

Cash and cash equivalents       c       $ 1,866,340        $   348,273   $         - $ 1,866,340 $  348,273
Accounts Receivable, net        c         3,587,661                  -             -   3,587,661          -
Inventory                       c         3,423,217                  -             -   3,423,217          -
Advance to Suppliers            c         2,049,989                  -             -   2,049,989          -
Due from clearing broker                          -              5,818             -           -      5,818
Investment in affiliates                          -            480,000             -           -    480,000
Receivables from Affiliates                       -             62,611             -           -     62,611
Advances to registered
 representatives                                  -             23,500             -           -     23,500
Fixed assets, net of
 accumulated depreciation       c         7,642,241              1,074             -   7,642,241      1,074
Other Receivable                c           403,487                  -             -     403,487          -
Prepaid expenses                c            53,952              2,123             -      53,952      2,123
Patent and Other
 Intangibles, net               c         1,291,671                  -             -   1,291,671          -
Other Assets                    c           423,532                  -             -     423,532          -
Customer lists, net                               -            140,145             -           -    140,145
                                        -----------        -----------   ----------- ----------- ----------
TOTAL ASSETS                            $20,742,090        $ 1,063,544   $         - $20,742,090 $1,063,544
                                        ===========        ===========   =========== =========== ==========
LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY
LIABILITIES
Accounts payable and accrued
 expenses                       c       $ 4,519,380        $    61,211   $ 4,519,380  $        -  $  61,211
Notes Payable                   c         1,977,746                  -     1,977,746           -          -
Short-term Bank Loans           c        13,644,000                  -    13,644,000           -          -
Advanced from Customers         c         1,040,420                  -     1,040,420           -          -
Commissions payable                               -                  -             -           -          -
Payable to affiliates                             -                  -             -           -          -
Derivative liability                              -            343,000             -           -    343,000
                                        -----------        -----------   ----------- ----------- ----------
TOTAL LIABILITIES                        21,181,546            404,211    21,181,546           -    404,211
                                        -----------        -----------   ----------- ----------- ----------
Non-controlling interests in
  Consolidated Subsidiary:                  (58,526)          (112,107)            -      58,526  (112,107)

STOCKHOLDERS' (DEFICIENCY) EQUITY:
Common stock, par value
 $0.0001 per share;             c, d         11,987              1,200        11,987         600      1,800
Additional paid-in capital      c         1,198,013          2,170,800     1,198,013           -  2,170,200
Accumulated Deficit             c        (3,629,433)        (1,400,560)            -   3,629,432 (1,400,560)
Statutory Reserve               c           590,380                  -       590,380           -          -
Accumulated Other
 Comprehensive Income           c         1,448,122                  -     1,448,122           -          -
                                        -----------        -----------   ----------- ----------- ----------
TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY    (380,931)           771,440     3,248,502   3,630,032    771,400
                                        -----------        -----------   ----------- ----------- ----------
TOTAL LIABILITIES AND
STOCKHOLDERS' (DEFICIENCY) EQUITY       $20,742,090        $ 1,063,544   $24,430,048 $(3,688,558)$1,063,544
                                        ===========        ===========   =========== =========== ==========

          China Stationery and Office Supply, Inc. and Subsidiaries
                 and Global Arena Holding Subsidiary Corp.
                Pro Forma Combined Statements of Operations
                   For The Year Ended December 31, 2010

                                                Global Arena
                                      China Stationery       Holding        Pro Forma Adjustments
                               Note  Office Supply, Inc.   Subsidiary       ---------------------
                               Ref.  and Subsidiaries(a)     Corp.(b)       Debit        Credit  Combined(a)(b)
                               ----  -------------------   -----------      -----        ------    --------
REVENUES
Net Sales                        c      $14,962,319       $          -   $14,962,319 $         - $        -
Investment advisory fees                          -            836,146             -           -    836,146
Commissions and other                             -             16,814             -           -     16,814
Government Subsidy Income        c            2,470                  -         2,470           -          -
Non-operation Income             c          210,011                  -       210,011           -          -
                                        -----------        -----------   ----------- ----------- ----------
TOTAL REVENUES                           15,174,800            852,960    15,174,800           -    852,960

OPERATING EXPENSES
Cost of Goods Sold               c      $13,399,760        $         -   $         - $13,399,760 $        -
Sales Expenses                   c          451,694                  -             -     451,694          -
Commissions                                       -            641,239             -           - $  641,239
Salaries and benefits                             -            567,075             -           - $  567,075
Occupancy                                         -            141,610             -           - $  141,610
Business development                              -            155,902             -           - $  155,902
Professional fees                                 -            127,029             -           - $  127,029
Clearing and operations                           -             36,806             -           - $   36,806
Communication and data                            -             11,940             -           - $   11,940
Regulatory fees                                   -             13,838             -           - $   13,838
Office and other expense                          -             39,635             -           - $   39,635
General and Administrative
 Expenses                         c         862,068                  -             -     862,068 $        -
Interest Expense                  c         940,574                  -             -     940,574 $        -
                                        -----------        -----------   ----------- ----------- ----------
TOTAL OPERATING EXPENSES                 15,654,096          1,735,074             -  15,654,096  1,735,074

LOSS BEFORE INCOME TAXES                   (479,296)          (882,114)   15,174,800 (15,654,096)  (882,114)
Loss from Continuing Operations            (479,296)          (882,114)   15,174,800 (15,654,096   (882,114)
                                        -----------        -----------   ----------- ----------- ----------
Non-controlling Interest          c          63,706                  -        63,706           - $        -

NET LOSS                                   (415,590)          (882,114)   15,238,506 (15,654,096)  (882,114)
                                        -----------        -----------   ----------- ----------- ----------
Other Comprehensive (Loss) Income:
  Unrealized Gain (loss) on Foreign
    Currency Translation          c          42,699                  -        42,699           - $        -
                                        -----------        -----------   ----------- ----------- ----------
Comprehensive Loss                      $  (372,891)       $  (882,114)            - $  (372,891)$ (882,114)
                                        ===========        ===========   =========== =========== ==========
Weighted Average Common Shares-
  Basic and Diluted                      11,987,427                                              15,632,458
                                        ===========                                              ==========
Earnings per Common Share-
Basic and Diluted                       $     (0.04)                                             $    (0.05)
                                        ===========                                              ==========

        China Stationery and Office Supply, Inc. and Subsidiaries
                and Global Arena Holding Subsidiary Corp.
         Notes to Condensed Combined Pro Forma Financial Statements

(a) Derived from the audited balance sheets and income statements of China Stationery and subsidiaries for the years ended December 31, 2010 and December 31, 2009

(b) Derived from the audited balance sheets and income statements of Global Arena for the year ended December 31, 2010 and the period
February 24, 2009 (Inception) through December 31, 2009.

(c) Reflects elimination of prior operations of China Stationery and subsidiaries pursuant to the proposed merger, the sale of the subsidiary of China Stationery and as a result of the change in its business plan. The business of China Stationery was distributed to the previous owners.

(d) Reflects the issuance of 18,000,000 shares of China Stationery in connection with the reverse merger.

(b) Exhibits

(10-1) Agreement and Plan of Reorganization by and between the registrant and Global Arena Holding Subsidiary Corp. dated January 19, 2011 incorporated by reference to Form 8-K dated January 19, 2011 filed January 24, 2011

(10-2)  Assignment and Assumption and Management Agreement dated
October 27, 2010 incorporated by reference to Form 8-K dated January 19, 2011 filed January 24, 2011




                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Stationery & Office Supply, Inc.

/s/John S. Matthews
-----------------------
John S. Matthews
Chief Executive Officer

Date:  April 4, 2011